EXHIBIT 10.4
PROMISSORY NOTE
(Final Payment)

$1,500,000	Sacramento, California
October 20, 2008

FOR VALUE RECEIVED, the undersigned, PACIFIC ETHANOL, INC, a Delaware corporation, with its principal place of business at 400 Capitol Mall, Suite 2060, Sacramento, California 95814 (“PEI”), hereby promises to pay to LYLES MECHANICAL CO., a California corporation, with its principal place of business at 1210 West Olive Ave., Fresno, California 93728 or its assigns  (“Contractor”) the principal sum of One Million, Five Hundred Thousand, and 00/100 Dollars ($1,500,000.00), together with interest thereon as hereinafter provided until this Note is paid in full.

1.            Principal and Interest Payments. The principal amount of this Note represents the final payment due to Contractor under the Construction Agreement for the Stockton Project dated March 6, 2008, as amended (the "Construction Agreement"). The principal amount and all accrued interest shall be paid to Contractor on March 31, 2009. Interest on the unpaid principal amount hereof shall accrue at a rate per annum equal to the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus two percent (2.00%), computed on the basis of a 360-day year of twelve 30-day months. All payments under this Note shall be applied first to late fees and costs, if any, second to interest then due, if any, and then to the remaining principal balance under this Note.

2.            Payments and Computations. All payments on account of indebtedness evidenced by this Note shall be made not later than 5:00 p.m., California time, on the day when due in lawful money of the United States. Payments are to be made at such place as Contractor may, from time to time, in writing appoint, and in the absence of such appointment, then at the principal place of business of Contractor as set forth above.

3.             Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

(a)           Failure to Pay. Borrower shall fail to pay (i) when due any principal payment on the date due hereunder, or (ii) any interest or other payment required under the terms of this Note on the date due or

(b)           Voluntary Bankruptcy or Insolvency Proceedings. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c)            Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

4.            Rights of Contractor upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to Borrower, immediately declare all outstanding obligations payable by Borrower hereunder to be immediately due and payable. Upon the occurrence of an Event of Default, the interest rate on this Note shall increase to a rate per annum equal to the Prime Rate of interest as reported from time to time in The Wall Street Journal, plus six percent (6.00%), simple interest, per annum until such default is cured, and is payable together with the principal amount hereof in accordance with the payment terms set forth herein. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Contractor may exercise any other right, power or remedy permitted by law, either by suit in equity or by action at law, or both.

5.            Presentment, etc. PEI expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; and shall be liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any rights, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

6.            Notices. All notices to be given under this Note shall be given and shall be deemed served in the same manner as under the Construction Agreement.

7.            Applicable Law. This Note shall be construed in accordance with the laws of the State of California, without regard to conflicts of laws principles. PEI irrevocably submits to the exclusive jurisdiction of any California State or United States Federal court sitting in Fresno County, California over any action or proceeding arising out of or relating to this Note, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. PEI agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. PEI waives any objection to venue in the State of California and any objection to an action or proceeding in the State of California on the basis of forum non conveniens.

8.            Severability. The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, of this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if the court should declare that portion, provision or provisions to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of PEI and Contractor that such portion, provision or provisions be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if the illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of PEI and Contractor under the remainder of this Note shall continue in full force and effect.

9.            Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

10.          Expenses; Waiver. If action is instituted to collect this Note, the PEI shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. In addition, the successful or prevailing party in any proceeding shall be entitled to recover reasonable attorneys' fees and other costs incurred in such proceeding. PEI and all parties now or hereafter liable for the payment hereof, whether as endorser, guarantor, surety or otherwise, generally waive demand, presentment for payment, notice of dishonor, protest and notice of protest, notice of intent to accelerate and notice of acceleration, diligence in collecting or bringing suit against any party hereto, and all other notices, and agree to all extensions, renewals, indulgences, releases or changes which from time to time may be granted by the Contractor hereof and to all partial payments hereon, with or without notice before or after maturity.

11.          Successors and Assigns. The rights and obligations hereunder of PEI and Contractor shall be binding upon and benefit the permitted successors, assigns, heirs, administrators and transferees of the parties.

12.          Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the prior written consent of PEI and Contractor.

13.          Headings. The headings of the Paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute part of this Note or to affect the construction hereof.

14.          Time of the Essence. Time is of the essence as to all dates set forth herein. PEI and Contractor have executed and delivered this Note as of the day and year first set forth above.

PACIFIC ETHANOL, INC., a Delaware corporation

By:	/s/ Neil M. Koehler
Neil M. Koehler, Chief Executive Officer